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           Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information and the incorporation by reference therein and to the use of our report dated February 27, 2006 with respect to the consolidated financial statements of IDS Life Insurance Company (name subsequently changed to RiverSource Life
Insurance Company) and to the use of our report dated March 31, 2006 with respect to the financial statements of IDS Life Variable Account 10 (name subsequently changed to RiverSource Variable Account 10) in Post-Effective Amendment No. 41 to the Registration Statement (Form N-4, No. 333-79311) for the registration of the RiverSource Retirement Advisor 4 Advantage(SM) Variable Annuity, RiverSource Retirement Advisor 4 Select(SM) Variable Annuity, and Riversource Retirement Advisor 4 Access(SM) Variable Annuity, offered by RiverSource Life Insurance Company.

                                                 /s/ Ernst & Young LLP
                                                 ----------------------------
                                                     Ernst & Young LLP
Minneapolis, Minnesota
January 2, 2007